ALLPHASE
Clinical Research

YM BIOSCIENCES INC.

PROPOSAL SUMMARY PR1
(Detailed)

Palliative Radiotherapy

A Phase I-II clinical study of Nimotuzumab (TheraCIM-h-R3) in combination with external radiotherapy in stage IIb, III, IV NSCLC.
(Phase II Portion only)

December 16th, 2008

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

1. Proposal Details

Title:	A Phase I-II clinical study of Nimotuzumab (TheraCIM-h-R3) in combination with external radiotherapy in stage IIb, III, IV NSCLC. (Phase II Portion only)

Customer:	YM BIOSCIENCES INC.

MSA #:	YMB07-MSA-17MAY2007

MSA Expiry Date:	Project Completion or Termination

Proposal No.:	YMB08-W04-l5DEC2008-3.0

Customer Reference:	YMB08-W04

Confidentiality:	Restricted - Commercial Copyright and Reproduction

This proposal is submitted by Allphase Clinical Research Inc. in response to the invitation issued by Ryan Sukhoo MD, Clinical Project Manager, YM BIOSCIENCES INC. It may not be used for any other purposes, reproduced in whole or in part, nor passed to any organization or person without the specific permission in writing of the President, Allphase Clinical Research Services Inc.

Proposal Date:	16DEC2008

Version:	3.0

Validity:	90 days

CRO Address:	Allphase Clinical Research Services Inc.
1145 Hunt Club Road, Suite 600
Ottawa, ON Canada K1V 0Y3
P: (613) 228-1990 x 100
F: (6l3) 228-8493
C: (613) 291-2362
Email: jsmith@allphaseclinical.com

Approved by:

	Jeff Smith	Date
President

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

2. Requested Services

Project Management

The role of the Project Manager is critical to the success of every clinical trial. At Allphase Clinical Research, our project managers are experienced professionals trained to deliver superior service to our clients. Their collaborative approach combined with exceptional organizational and interpersonal skills creates a responsive, client-driven environment. Our services include:
•	IND/CTA maintenance;
•	Collaborative interaction with regulatory authorities and IRBs;
•	Investigator site selection and feasibility assessments;
•	Regulatory document package design (site level);
•	Contract and budget preparation, negotiation, and administration;
•	Investigator meeting organization and site training;
•	CRA resourcing, mentoring, and co-monitoring support;
•	Monitoring report review;
•	SAE reporting coordination;
•	Coordination of site/ vendor/ client communications; and
•	Managing client expectations for on-time and on-budget performance.

Clinical Monitoring

Our Clinical Research Associates (CRAs) are appropriately qualified and industry recognized for their outstanding reputation in customer service, in-depth knowledge of industry regulations and guidelines, and therapeutic knowledge. They ensure compliance with protocols, quality standards, data collection requirements, and regulatory guidelines. The CRAs are regionally located across North America, reducing travel time and expenses. Our CRAs truly enjoy their profession, which we feel is ultimately reflected in their interactions with clients, colleagues, and site staff as they perform their duties:
•	Site initiation, routine monitoring, and close-out;
•	Site personnel training, mentoring, and guidance;
•	Assessing protocol compliance and data integrity;
•	Regulatory document review;
•	Pharmacy training and drug accountability; and
•	Ensuring GCP, consenting, confidentiality, and safety requirements are met.

Operational Support

Our Clinical Operations Associates (COAs) fill a crucial supportive role to all members of the team. COAs work to streamline the process of managing a clinical trial. A primary function of this role is acting as a central point through which virtually all clinical documentation is channeled. As documents are received, they are logged into a tracking system, scanned, and either filed in our in-house Trial Master File or forwarded to the client using a transmittal system. We have developed a proprietary process of managing regulatory documentation that provides our CRAs with a tool to ensure that site regulatory files accurately represent the Trial Master File, with a minimal amount of administration. This means that the site regulatory file is kept up to date, and our client costs are less than organizations that use more conventional processes.

COAs also compile regulatory and enrolment data from investigative sites, which can then be posted to a secure, client-specific web site. Clients requesting this value-added service can access a web portal at their convenience, with a username and password.

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MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

The Manager of Clinical Operations provides high-level quality control by managing client expectations, employee workloads, oversee compliance with SOPs and policies, employee performance evaluations, and providing guidance and support to the team. This supervision creates an environment of consistency and high-quality work for our clients.

Quality Assurance

Allphase Clinical Research Quality Assurance Team strives to provide thorough coverage for both our internal and external clients' compliance oversight. Our team brings practical application of the applicable regulations and guidance's to your attention through carefully planned audits and detailed reports. The Allphase QA department is at arms-length to the clinical operations team and reports directly to the President. Independent audits of clinical investigational sites, in-house processes and documentation provide an objective assessment of the quality of the data collected and processed as part of a submission. Our experienced staff provides a comprehensive Quality Assurance service program including:
•	Evaluation and auditing of our quality processes:
o	Vendor qualification and due diligence audits (CROs, central IRBs, clinical/diagnostic laboratories, centralized ECG/PFT readers, clinical data management, clinical supplies distributors);
o	Clinical investigator site audits;
o	Clinical data management process audits;
o	Clinical study report and regulatory submission document audits;
o	Systems audits (pharmacovigilance and drug safety reporting, computer system validation documentation compliance, clinical research operations).
•	Standard Operating Procedure (SOP) and policies development:
o	Clinical research SOP gap analyses and needs assessment;
o	Facilitation of SOP/policies development, approval process, distribution and training activities;
o	Collaborative design and writing of customized SOPs and policies.

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MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Affiliate Services

Allphase Clinical Research is able to offer clients full-service CRO capabilities by augmenting our in-house services with those of our affiliated partners to be able to provide:
•	Statistical Design and Analysis;
•	Therapeutically aligned Medical Monitoring;
•	DSMB;
•	Clinical laboratory services;
•	Investigational Product Distribution;
•	IVRS;
•	Home Health Care network;
•	Ethics Review Boards;
•	Translation services;
•	Global provider network;
•	DocStorage.ca

Operational Support and Web Portal

Our Clinical Operations Associates (COAs) fill a crucial supportive role to all members of the team. COAs work to streamline the process of preparing clinical documents. COAs assist the Medical Writing team to assemble the necessary components of clinical documents and manage the communication with third party publishing groups.

As draft documents are completed, they call be posted to a secure, client-specific web site. Clients requesting this value-added service can access a secure bi-directional web portal at their convenience, with a username and password. Use of this system allows for efficient review of draft documents and alleviates the need to transfer large attachments across email servers.

Our Team is Your Team

All of our in-house services are provided by full-time employees of Allphase Clinical Research. This permits us to carefully control the quality of service that we provide, and ensure uniformity in our means and methods. This, together with the in-house support infrastructure we have created is the reason for the reliability our clients have come to expect. As a result, our clients continue to provide us with repeat business every year.

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MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

3. Therapeutic Experience

Allphase Clinical Research has conducted studies in a variety of therapeutic areas including:

Therapeutic Area	Indications
Oncology	Brain Breast Head and Neck Ovarian Renal Cell Carcinoma Small Cell Lung Colorectal Pediatric Glioma Bone Marrow Transplant Reduction of Neurotoxicity
Allergy/Respiratory	Asthma Chronic Obstructive Pulmonary Disease Perennial Allergic Rhinitis Seasonal Allergic Rhinitis
Cardiovascular	Atrial Fibrillation Deep Vein Thrombosis Intermittent Claudication Pulmonary Embolism Dyslipidemia Atherosclerosis Venous Leg Ulcers Hypercholesterolemia
CNS	Amytrophic Lateral Sclerosis Alzheimer’s Disease Depression Multiple Sclerosis Smoking Cessation Insomnia Stroke
Endocrinology	Diabetes Obesity
Infectious Disease	Hepatitis HIV
Other	Alpha-1 Antitrypsin Deficiency Primary Immune Deficiency Post-op Pediatric Aggregation Inhibition Thrombotic Thrombocytopenic Purpura Dilutional Hyponatremia Atopic Dermatitis

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MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Oncology Experience

Therapeutic Area	Phase	# of Sites	# of Subjects
Small Cell Lung Cancer	I/II	5	48
Advanced Breast Cancer	II	5	30
Metastatic Renal Cell Carcinoma	II	1	5
Metastatic Breast Cancer	II	4	37
Squamous Cell Carcinoma	II	6	20
Squamous Cell Carcinoma	II	6	10
Pediatric Brain Tumors	I	I	19
Ovarian Cancer	II	7	40
Colorectal Cancer	II	14	61
Multiple Myeloma	IIb	10	50
Multiple Myeloma	III	10	50
Pediatric Glioma	II	6	44

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MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

4. Project Team

YM BioSciences Inc. has decided to outsource several aspects of their clinical development plan, and has contacted Allphase Clinical Research Inc. for resource support and to benefit from our expertise in the conduct of oncology clinical trials. The selection of an outsourcing partner is a critical step in the successful execution of any project, as well as integral to the external perception of the sponsor company.

Allphase has a proven track record of successfully conducting research trials for our clients, as demonstrated by the 100% repeat business our clients provide. In addition to task competence, Allphase also focuses on relationships, both with our clients and with the investigative site staff. Establishing a positive environment with future product prescribers is an important adjunct to the marketing initiatives of our clients.

In order to meet the objectives of your project, a qualified Project Manager will be responsible for the overall execution of the trial. This person will be supported by an experienced and multi-talented team of CRA's, Regulatory Affairs personnel, Medical Writers, Drug Safety, Data Management and operational staff. The proposed team members are noted below however, the availability of proposed staff is dependent on project initiation timelines.

Project Management

Wendy Kerby, RN: Sr. Project Manager (Ottawa)

Ms. Kerby has over 20 years of research experience primarily in the CRO industry and as a research nurse/study coordinator at a major Canadian University. Ms. Kerby offers experience in Clinical Study Monitoring, Project Management, Audit Preparation, SOP development, CRF development and vendor relations. She has an excellent knowledge of Good Clinical Practices (GCP), FDA, Health Canada and ICH guidelines and regulations. Ms. Kerby is a highly motivated individual with a strong capability for multi-tasking and prioritizing. She has an excellent working knowledge of the following therapeutic areas: oncology/haematology, immunology, rheumatology, neurology and infectious diseases. She has also presented at various Investigator meetings, conducted study specific training and presented at internal/company meetings.

Ms. Kerby has over 15 years experience as a bedside nurse and clinic nurse, having worked in the oncology clinic setting, haematology, paediatrics and emergency. She has worked as a research nurse/study coordinator in oncology for 10 years, with emphasis on Lung cancer, Colorectal Cancer, Melanoma, Breast and the various Haematological disorders, both for industry conducted studies and co-operative group studies.

The CRO experience has seen Ms. Kerby in the following roles: CRA, Lead CRA and Project Manager. She brings over 7 years experience into the project management role and has managed 4 international oncology studies in colorectal (2), melanoma and ovarian cancer.

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MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Clinical Research Associates

Karry Schenk (Ottawa, ON)

Ms. Schenk has been a CRA for over 10 years and has monitored 7 oncology studies. Prior to this she worked for 4 years as a study coordinator at a cancer clinic. Ms. Schenk worked on more than 100 oncology studies during this time, 15 of which were colorectal studies. She also worked on a part time basis for 1 year with the NCIC doing randomizations.

Faye Aspelund (Ottawa, ON)

Ms. Aspelund has been a CRA for 2.5 years. Prior to this she worked for 15 years as an oncology study coordinator. Ms. Aspelund worked on more than 200 oncology studies during this time, 30 of which were colorectal studies.

Heather Kimber, RN (Toronto, ON)

Ms. Kimber has a strong background in oncology, including 7 years of direct oncology patient care in both an inpatient and ambulatory setting. She was an instructor for the Oncology Certificate Program at Sheridan College and has 10 years of clinical research coordinator experience. Ms. Kimber successfully completed the Allphase Center of Excellence (ACE) CRA Training program in June, 2007 and has been monitoring oncology studies since that time.

Fredy Perez, MD (Vancouver, BC)

Dr. Perez obtained his Medical Doctorate in Peru in 2002, followed by a Masters in Disease Control. Dr. Perez has been a CRA for 4 years and has worked in multiple therapeutic areas including colorectal and breast cancer. Dr. Perez is a member of the Society of Clinical Research Associates (SoCRA) and the Clinical Research Professionals of British Columbia (CRPBC). Dr. Perez' previous work experience also includes being a clinical research coordinator and some work in Drug Safety and Pharmacovigilance.

Clinical Operations Associates

Alison Conley (Ottawa, ON)

Ms. Conley is our most senior Clinical Operations Associate with more than five years of clinical research experience, primarily responsible for organizing Investigator Meetings. Ms. Conley is an administrative professional who possesses strong organizational skills and is praised by existing clients for her proactive, friendly approach. A dedicated project specific COA will also be assigned to manage the administrative aspect of the project including regulatory document collection, minutes, document processing and Trial Master File management.

Litharitza Vakopoulos (Ottawa, ON)

Ms. Vakopoulos has been providing Clinical Operations support for over 5 years. She has thorough knowledge of ICH and local regulatory authority regulations regarding clinical research and development. Ms. Vakopoulos has been responsible for supporting study start-up activities, clinical status tracking, and in-house site management on numerous oncology studies.

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MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Compliance and Quality Assurance

Linda Kraft, RN, Manager, Compliance and Quality Assurance (Ottawa, ON)

Ms. Kraft is based in Ottawa and brings with her more than 13years experience in clinical research including project management and auditing. Mrs. Kraft has several years of experience in conducting central file assessments, and site and sponsor audits.

Diane Motink, MLT; Sr. Compliance and Quality Assurance Specialist (Mississauga, ON)

Ms. Motink has 9 years experience in pharmaceutical related quality control roles, 5 of which are as a quality assurance professional.

Consultants

Medical Monitoring and Biostatistics are the only Allphase managed outsourced functions anticipated for this project. Client will be consulted regarding the choice of sub-contractor if and as needed.

Contacts

Technical Contact	Administrative Contact
Wendy Kirby, RN.,	Anne Gamache
Sr. Project Manager	Project Analyst
Allphase Clinical Research Inc.	Allphase Clinical Research Inc.
1145 Hunt Club K1V 0Y3	1145 Hunt Club K1V 0Y3
Tel: 613-228-1990 x 117	Tel: 613-228-1990 x 136
Fax: 613-228-8493	Fax: 613-228-8493
Cell: 613-808-4768	Email: agamache@allphaseclinical.com
Email: wkerby@allphaseclinical.com

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MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

4. SOPs

YM BioSciences Inc. has decided to use the following Allphase SOPs for this project:

Related Area	Title of SOP	Effective Date
Quality Assurance (QA)
QA 006.01	Investigator Site Audits	03-DEC-2007
QA 008.00	Fraud or Scientific Misconduct	15-JUN-2007
Clinical Research (CR or CO)
CR 100.00	Preparing, Maintaining and archiving of the Trial Master File	27-MAR-2006
CR 104.00	Investigator Site Selection	27-MAR-2006
CO 105.01	Translation of Clinical Study Documents	07-NOV-2008
CO 106.01	Investigator Meetings	18-SEP-2008
CR 107.00	Investigator Financial Agreements	15-JUN-2006
CR 108.00	Site Initiation Visit	01-JUN-2006
CO 109.03	Interim Monitoring Visit	31-OCT-2007
CR 110.00	Close-Out Visit	10-JUN-2006
CO 111.01	Source Document versus Case Report Form	06-MAY-2008
CO 112.00	Source Data Verification and Case Report Form Review	18-JUL-2008
CO 113.01	Protocol Deviations	11-JUL-2008
CO 114.01	Recording and Reporting Adverse Events	06-AUG-2008
CO 115.01	The Archiving and Shipping of the Trial Master File	09-SEP-2008
CO 118.00	Premature Termination or Suspension of a Clinical Trial	29-JUL-2008
CO 119.00	Data Clarification	03-APR-2008
CO 120.00	Investigational Product Accountability	09-OCT-2008
CO 121.00	Site Transfer between Clinical Research Associates	12-NOV-2008
CO 122.00	Monitoring Plan	24-JUN-2008
CO 123.00	Distribution and Tracking of Investigator’s Brochure	24-JUN-2008
CO 124.00	TMF Document Retrieval	09-SEP-2008
CO 126.00	Data safety Monitoring Boards	19-JAN-2009
Scientific Affairs (SA)
SA 600.01	Clinical Study Report	19-NOV-2008
SA 601.01	Statistical Analysis Plan	19-NOV-2008
Drug Safety (DS)	Recording and Reporting of Serious Adverse Events and Reporting of Safety Information Externally	10-NOV-2006

To be determined in discussion with Client

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MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

5. Project Summary

The following summary outlines the key elements of the study which have been provided to date. This proposal is based on the accuracy of these items. Should any facts and/or assumptions be incorrect, Allphase reserves the right to modify this proposal to reflect any new information.

Protocol
Sponsor		YM BIOSCIENCES INC.
Protocol Number		YMB 1000-010
Protocol Version		November 18th, 2008 - version 1.0
Drug		Nimotuzumab (TheraCIM h-R3) from CIMYM
Indication		Stage IIb,III,IV non-small cell lung cancer
Phase		III
Title		A Phase I-II clinical study of Nimotuzumab (TheraCIM-h-R3) in combination with external radiotherapy in stage IIb, III, IV NSCLC. (Phase II Portion only)
Short Title		TBD
Objectives for Phase I component		Primary: To evaluate the safety and feasibility of the administration of nimotuzumab with palliative radiation in patients who are unsuitable for radical therapy (curative intent chemo radiation)
Objectives for Phase II component
Primary: 1) To assess the overall survival (median survival time) in patients treated with nimotuzamab in combination with palliative radiation vs radiation alone. 2) To assess the local and systemic response rates produced by nimotuzamab in combination with palliative radiation vs radiation alone in patients with NSCLC stage IIb, III, and IV. Stage II/able for radical therapy (either radiation or chemo radiation). 3) To evaluate quality of life in patients receiving nimotuzamab in combination with radiation compared to radiation alone.

Sites & Start Up Meetings
No. of Local Investigator Meetings	1	Ottawa
Local Investigator Meeting Attendance (hrs)	16	2 days; 1 day workshop with coordinators
PM	1	No = 0; Yes = 1
CRA	1	No = 0; Yes = 1
Quality Assurance (ACE)	0	No = 0; Yes = 1
COA	1	No = 0; Yes = 1
Medical Monitor	1	No = 0; Yes = 1
Local Kick off Meeting	1	No = 0; Yes = 1
PM	1	No = 0; Yes = 1
CRA	1	No = 0; Yes = 1
COA	1	No = 0; Yes = 1
Medical Monitor	1	No = 0; Yes = 1
Protocol Review Process	1	No = 0; Yes = 1
PM	1	No = 0; Yes = 1
Director of Scientific Affairs	1	No = 0; Yes = 1

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MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

CRA	1	No = 0; Yes = 1
COA	1	No = 0; Yes = 1
Medical Monitor	1	No = 0; Yes = 1
Mid Study Local Team Meeting	1	No = 0; Yes = 1
PM	1	No = 0; Yes = 1
CRA	1	No = 0; Yes = 1
COA	1	No = 0; Yes = 1
Medical Monitor	1	No = 0; Yes = 1
# of Treatment Groups	1	2 arms in phase II
Local or Central IRB	Local
# of Sites to be Managed by Allphase	20	All Canadian
# of Sites to be Monitored by Allphase	20
Percentage of Subjects to be Monitored	100
Feasibility Survey	Y	Y/N
# of Sites for Feasibility Survey	20	YMB responsibility - Allphase to Assist
# of Sites Selection Visits (CRA)	0	TBD
# of Sites Selection Visits (PM)	0
# of Sites Initiation Visits (CRA)	20
# of Sites Initiation Visits (PM)	4	One per CRA
Est. # of Monitoring Hrs/non-evaluable pt.	6
Est. # of Monitoring Hrs/screen failure pt.	1	Assuming minimal data collection
Est. # of Monitoring Hrs/Completed CRF	20
Est. # of Hrs/Visit Report	5
Estimated # of Monitoring Hours	2573
Estimated # of Monitoring Days	368
Estimated # of Monitoring Visits	258	Assume 30% of visits can be multi-day visits considering both projects (1000-10 & 1000-08-0202) having many of the same sites
Estimated % of 1 day Monitoring Visits	70%
Estimated Monitoring Frequency	6	Weeks
Estimated # of CRAs	4	Regionally based in Canada
Estimated # of Close-out Visits	20
Subjects
Number of Subjects Randomized locally	128
Screen Failure Rate	10%
Drop Out Rate (once Randomized)	0%
# of Subjects Evaluable locally	128
# of Subjects Screened locally	141
Enrolment Period	82

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MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Duration of Each Subject	52
Total Study Duration (all subjects)	134
Project Administration
# PMs for project	1	No = 0; Yes = 1
# COAs for project	1
# of collaborating CROs	0
Total Study Duration (PM)	148	weeks
Estimated # PM hours/week/site	0.5
Estimated # PM hours/week	10
Estimated # CRA Admin Hrs/week/site	0.5
Estimated # CRA Admin Hrs/week	10
Estimated # COA Admin Hrs/week/site	0.75
Estimated # COA Admin Hrs/week	15
Estimated # Doc Man. Admin Hrs/Site/Week	0.5
Estimated # Doc Man. Admin Hrs/Week	10
Team Teleconferences	2	1=Weekly; 2=bi-weekly, 4=monthly
# of Teleconferences	74
Estimated # Hrs/Teleconference/CRA	0.75
PM Teleconferences (with Sponsor)	1	1=Weekly; 2=bi-weekly, 4=monthly
Number of PM Teleconferences (Sponsor)	148
Estimated # Hrs/Teleconference (Sponsor)	1
PM Ad hoc visits/quarter	1
Estimated # of PM Ad-Hoc Visits	12
Estimated # of Co-Visits by PM	4
Medical Writing
Medical Writing Research and Therapeutic Training	0	No = 0; Yes = 1
Regulatory Affairs
Pre CTA Meeting with Health Canada	0	No = 0; Yes = 1
Submission to Health Canada	0	No = 0; Yes = 1
Estimated # of HC Amendments	0
Safety
Medical Oversight by Allphase?	1	No = 0; Yes = 1
# of subjects for Safety	128
Estimated Percentage of SAEs	50%
Estimated # of SAEs	64
Estimated Percentage of Reportable SAEs	20%	Percentage of SAEs requiring regulatory reporting

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MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Estimated # of Reportable SAEs	13
Teleconferences	13	1=Weekly; 2=bi-weekly, 4=monthly, 8=bi-monthly, 13=quarterly
# of Teleconferences with Sponsor	11
Management of DSMB	1	No = 0; Yes = 1
# of DSMB meetings	3
Estimated AEs/Randomized Subject	10
Estimated Medical terms for Manual Coding/Subject	10
Data Management
Data Management Involvement?	0	No = 0; Yes = 1
BioStatistics
Biostatistics Involvement?	0	No = 0; Yes = 1
Quality Assurance
Site Audits	3
TMF Audit	0
Vendor Management
Central Lab Managed by Allphase?	0	No = 0; Yes = Number of labs
Imaging Lab Managed by Allphase?	0	No = 0; Yes = Number if labs
Investigational Product Distributor Managed by Allphase?	0	No = 0; Yes = 1
SOP
Allphase SOPs to be used?	1	No = 0; Yes = 1 (expand group)
Allphase Forms?	1	No = 0; Yes = 1 (expand group)
Services Requested
		Regulatory
	YMB	CTA prep, submission and maintenance
		Project Management
	YMB	Site Contract Negotiation
	ACR	Site Payment Facilitation
	ACR	Regulatory Document Collection
	ACR	Trial Master File Set-up & Maintenance
	ACR	ICF Preparation & Translation
	ACR	IRB preparations and submissions - central IRB; or assistance with the submissions if local IRB.
	YMB	Site Identification
	ACR	Multi-site Management
	ACR	CRA Management
	ACR	Teleconference and Project Updates
	YMB	Vendor Management (if applicable)
	ACR	General Administration
		Investigator Meeting - North America
	ACR	Attendance

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

ACR	Planning & Execution
ACR	Presentations
ACR	Travel Arrangements for Attendees
Clinical Monitoring
ACR	Pre-Study Visits (new sites only)
ACR	Site Initiation
ACR	Interim Monitoring & Site management
ACR	Site Close Out
Safety
ACR	Safety Plan
ACR	CIOMS/MedWatch report prep
ACR	SAE alert reporting to authorities
Data Management/Biostatistics
YMB	CRF Design & Build
YMB	DM System Set Up (include edit checks)
YMB	Data Validation and Review CRFs
YMB	Data Query
YMB	Coding AE & Medications
YMB	Interim Analysis Plan
YMB	Final Analysis Plan
YMB	Randomization Services
ACR	Medical Monitoring
Data Monitoring Committee
ACR	Establish Committee and Organize Meetings
Medical Writing
YMB	Protocol Development
YMB	Interim & Final Clinical Study Reports
YMB	Manuscripts
Quality Assurance
ACR	GCP Investigator/Site/Vendor Audit
TBD	QA Audit of Clinical Database
TBD	QA Audit of Clinical Study Report

Project Timelines

Activity	Date of Completion
Executed LOI	Dec-08
Fully Executed Contract	Dec-08
Kick-off Meeting	Jan-08
Site Selection	Jan-08
IRB Submissions	Jan-09
Investigator Agreements	Jan-09
Investigator Meeting	Feb-09
First SIV	Mar-09
First Subject First Visit	Mar-09
Last Subject First Visit	Sep-10
Last Subject Last Visit	Sep-11
Data Base Lock	Nov-11
Final Close-Out Visit	Nov-11
Final Clinical Study Report	Dec-11

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Start-Up Duration	9
Enrolment	82
Treatment period	52
Close Out (DBL to CSR)	5
Total Subject Duration	134
Total Study Duration (PM)	148
Data Management Duration	138

Roles and Rates

Allphase Role	Allphase Resource	Hourly Rate (CDN)
DE	Data Entry Personnel	$65
DOC	Document Management	$75
COA	Clinical Operations Associate	$75
CRA	Clinical Research Associate	$90
LCRA	Lead Clinical Research Associate	$95
DM	Data Manager	$100
MW	Medical Writing	$100
PM	Project Manager	$100
RA	Regulatory Affairs	$100
DS	Drug Safety	$100
QA	Quality Assurance Auditor	$100
DIR	Director Scientific Affairs	$120
BIO	Biostatistician	$130
ACE	Trainer	$150
MMD	Medical Monitor Data Management	$200
MM	Medical Monitor	$350

Project Details

List of Tasks	YMB	Allphase	ADM	Task Hours	Units	Total Hours	Resp
Pre-Study Activities
Project Feasibility Study
Identify sites	X
Contact sites	X
Draft CDA for sites	X
Develop Feasibility Survey	(X)	X		4	1	4	PM
Distribute CDA to sites	X
Distribute Feasibility to sites	X
Collect and review CDA/Feasibilities from sites	X

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Review Feasibilities from sites	(X)	X	0.5	20	10	PM
Compile Feasibility Report	X	X	8	1	8	PM
Protocol Development	X
Protocol Ammendments (if required)	X
Compilation & update IB	X
Kick-off meeting	X	X
PM attendance			8	1	8	PM
PM travel time			0	0	0	PM
CRA attendance			8	4	32	CRA
CRA travel time (average)			8	4	32	CRA
COA attendance			8	1	8	COA
COA travel time			0	0	0	COA
Medical Monitor attendance			4	1	4	MM
Medical Monitor travel time			3	1	3	MM
International Kick-Off Meeting	N/A
Mid Study Local Team Meeting	X	X
PM attendance			8	1	8	PM
PM travel time			0	0	0	PM
CRA attendance			8	4	32	CRA
CRA travel time (average)			8	4	32	CRA
COA attendance			8	1	8	COA
COA travel time			0	0	0	COA
Medical Monitor attendance			4	1	4	MM
Medical Monitor travel time			3	1	3	MM
Protocol Review Process	(X)	X
PM			4	1	4	PM
Director Scientific Affairs			4	1	4	DIR
CRA			4	4	16	CRA
COA			4	1	4	COA
Medical Monitor			4	1	4	MM
Regulatory Management – study	N/A
Vendor Management	N/A
Local Investigator Meeting
Identify location and conduct preliminary investigation of costs; reservations	(X)	X	8	1	8	COA
Organize travel & hotel for study team	(X)	X	12	1	12	COA
Plan and organize IM	(X)	X	40	1	40	PM
Teleconferences – PM	(X)	X	1	5	5	PM
Teleconferences – COA	(X)	X	1	5	5	COA
Prepare agenda	(X)	X	4	1	4	PM

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Prepare presentations	(X)	X	16	1	16	PM
Design Investigator Meeting materials	(X)	X	12	1	12	PM
Prepare Investigator Meeting materials	(X)	X	24	1	24	COA
Prepare welcome letters, name tags, materials	(X)	X	16	1	16	COA
Attendance & presentations at Meeting
PM prep		X	2	1	2	PM
PM travel		X	2	1	2	PM
PM Presentation & Attendance		X	16	1	16	PM
CRA prep		X	2	4	8	CRA
CRA travel		X	8	4	32	CRA
CRA attendance		X	16	4	64	CRA
ACE Trainer prep		N/A				QA
ACE Trainer travel		N/A				QA
ACE Trainer presentation & attendance		N/A				QA
COA prep & oversight		X	24	1	24	COA
COA travel		X	2	1	2	COA
COA attendance		X	16	1	16	COA
Medical Monitor prep		X	2	1	2	MM
Medical Monitor travel		X	2	1	2	MM
Medical Monitor Presentation & Attendance		X	8	1	8	MM
Ethics
Preparation of ICF template	X
Customization of ICF (PIPEDA)		X	1	20	20
Preparation of other subject materials	(X)	X	12	1	12	PM
Assist sites with submissions	(X)	X	1	20	20	PM
IRB approval review & action if needed	(X)	X	1	20	20	PM
Translation of ICF & materials	(X)	X	6	1	6	PM
Subsequent ICF revisions (amendments)	(X)	X	6	1	6	PM
IND Safety alert reporting to sites	(X)	X	0.75	13	9.75	PM
Annual re-approval documentation	(X)	X	1	20	20	PM
Study/site closure documentation	(X)	X	2	20	40	PM
IRB payment facilitation	(X)	X	0.5	20	10	PM
IRB payment	(X)	X	0.5	20	10	PM
CRA
Training – protocol, project & therapy area		X
Initial CRA training			8	4	32	CRA
Periodic CRA training (i.e. amendments, forms, SOPs, other new information)			8	4	32	CRA
Team Teleconference		X	0.8	296	222	CRA
Site Selection Visits		N/A

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Contact sites and confirm date for visit
Send confirmation letter
Interview PI and site staff regarding experience
Review project requirements and expectations
Tour facility and assess site
Prepare report and make recommendation of site suitability
Prep		1	1	1	CRA
Travel		8	1	8	CRA
On-Site		3	1	3	CRA
Report Writing and Follow-up		5	1	5	CRA
Total		17	0	0	CAA
Site Initiation Visit	X
Contact sites and confirm date for visit and provide an agenda
Send confirmation letter
Complete Monitors’ Sign-in Log
Review regulatory documentation
Review Study protocol and CRF including:
Inclusion/exclusion criteria
Efficacy parameters and measurement
Study schedule
Complete/evaluable patient definitions
Study medication procedures
Lab requirements
CRF completion instructions
Review adverse event reporting, including:
Definition of AEs and SAEs
Requirements for documentation collection
Proper procedures for reporting SAEs to Sponsor and REB
Follow-up requirements
Review Investigational Brochure
Review communication channels
Review requirements for source documentation
IRB/site responsibilities
Review monitoring schedule
Review study site documentation
Train study coordinators
Review PI contract and payment schedule
Prepare study initiation visit report

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Send site SIV report and ackg. Form
Prep			1	1	1	CRA
Travel			8	1	8	CRA
On-Site			5	1	5	CRA
Report Writing and Follow-up			5	1	5	CRA
Sub-Total/site					19	CRA
Total			19	20	380	CRA
Interim Monitoring		X
Send confirmation letter
Complete Monitors’ Sign-in Log
Verify proper Informed Consent procedures
Monitor in accordance with protocol/ICH/GCP
100% source document verification vs. CRF
Assess patient eligibility (protocol inclusion/exclusion/randomization criteria)
Provide site with written query records to be retained with each CRF
Review study-related regulatory documents
Review monitoring & discrepancy report queries
Source verify data clarification/correction forms
Review of laboratory data
Review and verify SAEs (100% SDV)
Verify study drug inventory and storage
Verify proper accountability and destruction of IP and study supplies per protocol
Maintain protocol violation list
Monitoring of other variables as specified
Prepare monitoring visit reports following each monitoring visit
Provide monitoring follow-up reports to sites following each visit
Regulator contacts with sites & TC reports
Ongoing training of site personnel
CRF and query management
Prep			2	1	2	CRA
Travel			8	1	8	CRA
On-Site			8	1	8	CRA
Report Writing and Follow-up			5	1	5	CRA
Sub-Total/site					23	CRA
Total			23	258	5925	CRA
Un-Blinded CRA	N/A

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Close Out Visit		X
COV within 6 weeks post data base lock
Contact potential sites, confirm data for visit
Send confirmation letter
Complete Monitors’ Sign-in Log
Ensure site regulatory documentation is complete and accessible future audits
Ensure that the investigator is aware of his/her responsibilities
Financial Disclosure documentation
Ensure that any remaining clinical trial material is removed from the study site
Prepare COV report following visit
Provide follow-up report to sites
Follow-up with sites to resolve open issues
Prep			2	1	2	CRA
Travel			8	1	8	CRA
On-Site			8	1	8	CRA
Report Writing and Follow-up			5	1	5	CRA
Sub-Total/site					23	CRA
Total			23	20	460	CRA
Site Management/Interaction (1hr/site/week)			10	134	1340	CRA
Lead CRA	N/A
Overall Project Management
Training – protocol, project & therapy area		X
Initial PM training			12	1	12	PM
Periodic PM training			8	1	8	PM
In-house study management
Selection – CDN site	X					PM
Feasibility from admin	X					PM
Confidential Disc. Agreement	X					PM
CDA approval	X					PM
CRTRA template	X					PM
CTRA template approval	X					PM
CTRA negotiation	X					PM
CTRA site sign off	X					PM
Preparation of initial project specific reg pkg		X	8	1	8	PM
Review received reg docs:
site – QUI		X	0.25	20	5	PM
REBA		X	0.25	20	5	PM
CTSI		X	0.25	20	5	PM

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Consent to Use Personal Data		N/A
Protocol signature page		X	0.25	20	5	PM
Financial Disclosure		X	0.25	20	5	PM
CV		X	0.25	20	5	PM
MD qualification		X	0.25	20	5	PM
Internal project team meetings – biweekly		X	1	74	74	PM
Site level management		X	8	20	160	PM
Weekly Regular status reports for client		X	1	148	148	PM
Liaise weekly with sponsor		X	1	148	148	PM
TMF set-up and maintenance oversight		X	8	1	8	PM
Site budge set-up	X
Payment calculation (quarterly)		X	1	206	206	PM
Payment tracking		X	0.5	205	103	PM
Payment issuance		X	0.25	206	51.5	PM
SOPs assignment documentation		X	3	1	3	PM
Responsibility assignment		X	1	1	1	PM
Preparation of Project Plan (1 review)		X	8	1	8	PM
Preparation of Monitoring Plan (1 review)		X	8	1	8	PM
Preparation of Visit Booklet (1 review)		X	12	1	12	PM
Development of Pharmacy Manual (1 review)		X	12	1	12	PM
Development of SAE Plan		X	16	1	16	PM
Development of Recruitment Plan		X	12	1	12	PM
Review of Monitoring Trip Reports		X	1	258	258	PM
Prep. Of Study specific forms
Prep. Study specific tracking tools		X	12	1	12	PM
QoL, questionnaires and/or patient diaries, patient (alert) cards)		X	12	1	12	PM
Drug Accountability Form		X	4	1	4	PM
Individual Subject Drug logs		X	4	1	4	PM
Drug Return & Reconciliation Form		X	4	1	4	PM
Clinical Re-supplies Form		X	1	1	1	PM
Drug Receipt Form	X	X	1	1	1	PM
Release of IP (RIP) Form	X	(X)	1	1	1	PM
Destruction of IP (DIP) Form		(X)	1	1	1	PM
Study specific tracking tools		X	8	1	8	PM
Investigational Product (IP) and other Clinical Study Supplies
Labeling, coding and packing of IP (including provision of sample labels)	X
Comparator Procurement	X
Preparation of written instructions for handling and storage of IP	X

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Request for import/export approvals for IP	X
Preparation of custom clearance(s)	X
Storage of IP oversight	X
Request for authorization to release IP oversight	X
Authorization to distribute drug	X
Packaging/labelling of Clinical Supplies Oversight	X
Distribution of Clinical Study Supplies to sites	X
Tracking of IP		X	8	1	8	PM
Tracking of Clinical Study Supplies		X	8	1	8	PM
Organization of destruction of unused Clinical Study Supplies		X	12	1	12	PM
Study Completion/Study Termination
Notification to national/local authorities of study termination	X
Final recon of TMF		X	8	1	8	PM
Archiving of Sponsor’s TMF		X	8	1	8	PM
PM – Pre-Study/Specific Task Sub-Total					1383.5	PM
Local Management Sub-Total (est. hours/week x # wks)			10	134	1340	PM
Ex-house Project Management	X
Co-Initiation/Monitoring/COV		X
Prep			1	1	1	PM
Travel			12	1	12	PM
On-Site (average)			8	1	8	PM
Admin			3	1	3	PM
Sub-Total/site					24	PM
Total			24	4	96	PM
Ad hoc meetings		X
Prep			1	1	1	PM
Travel			12	1	12	PM
On-Site (average)			8	1	8	PM
Admin			3	1	3	PM
Sub-Total/Mtg					24	PM
Total			245	12	288	PM
Administration – COA & Document Management
Start Up Documentation Activities	(X)	X
Assemble site reg. packages			1.25	20	25	COA
Courier packages to sites			0.25	20	5	COA
Initial review of Regulatory Documents			1.5	20	30	COA

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Receive, log, scan & file initial reg docs			1.5	20	30	COA
Follow-up on reg doc errors & omissions			0.5	15	7.5	COA
Courier – second round			0.25	15	3.75	COA
Second review of regulatory documents				15	7.5	COA
Receive, log, scan & file 2nd round reg docs				15	15	COA
Identify Table of Contents for ISF/IHF/GSF				1	1	COA
Assemple PI Site Files (ISF) for TMF				20	30	COA
Courier site ISF to PI				20	5	COA
Assemble In-House site File (IHF) (GSF) for TMF				20	20	COA
Crease eTMF folders				1	8	COA
CRF related admin		N/A
CDA – send to sites; review; send to Client	X
CTRA – send to sites; review; send to Client	X
General Admin		X
Post tracking tools to web for client
Assist with IRB/reg. authority submissions
Ongoing regulatory doc. tracking /scanning
Contact sites for enrolment updates
High level site support
Assist with query resolution
TC minutes
COA General Admin Total			15	148	2220	COA
General –TMF (Document Management)		X
Document receipt & sorting
Document review for completeness
Management of deficiencies
Scanning & hard copy filing
e-naming & e-filing
Maintenance of document tracking tool
Ongoing review of TMF for completeness
Ongoing document retrieval and re-filing
Fax, email or courier docs to CRAs/Sponsor
Return of Sponsor’s TMF
Document Management General TMF Total (hrs/week)			10	148	1480	DOC
Allphase Center of Excellence (ACE) Training	N/A
Medical Writing	N/A
Quality Assurance
Familiarization with client SOPs (if applicable)		X

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Familiarization with protocol		X
Inspection of site regulatory files		X
Review and assessment of site SOPs		X
Random sampling of source & CRF data		X
Discussion with site personnel re: processes and findings		X
Inspection of client TMF regulatory files		X
Review of vendor facilities, SOPs, processes		X
Discussion with vendor personnel re: processes and findings		X
Preparation of audit report		X
Follow-up resolutions		X
Vendor Audits	N/A
Site Audits		X
Prep			8
Travel			12
On-Site			16
Admin/Report Writing			12
Sub-Total			48	3	144	QA
TMF Audit		N/A
Prep			8
Travel			8
On-Site			32
Admin/Report Writing			12
Sub-Total			60	0	0	QA
Safety
Overall Medical Oversight	(X)	X
24/7 coverage			0.25	134	33.5	MM
Consultation with sites			0.25	128	32	MM
Consultation with Client			1	11	11	MM
Protocol deviation decision making and management (as required)			0.75	13	9.75	MM
SAE Trend Analysis			8	1	8	MM
Lab alert review			1	6	6	MM
Protocol deviation processing and tracking			0.75	128	96	PM
AE/SAE Database Setup	N/A
SAE Collection, Processing & Reporting	(X)	X
Review of SAE Plan			4	1	4	MM
SAE report receipt, processing & follow-up			3	64	192	DS
CIOMs generation			3	13	39	DS
Submit Alert Reports to Reg. Agencies/IRB/Sponsor			2	13	39	DS

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Submit SAE Reports to Sites			1.5	13	26	DS
Annual safety reporting			16	3	19.5	PM
Teleconferences with Sponsor			2	11	48	MM
SAE Medical Evaluation	(X)	X			22	MM
SAE review of report & supporting info			0.75	64	48	MM
SAE Narrative			0.75	64	48	MM
Data Safety Monitoring Board
Formation and Management	(X)	X
Provide 3 suitable board members (2MD; 1 Biostat) & facilitate (3) meetings by teleconference			24	1	24	PM
Organize DSMB meetings			12	3	36	PM
Interact with sponsor regarding conclusions			8	3	24	PM
Implement next steps			8	3	24	PM
Charter, SOPs, Meeting #1	(X)	X
Creation of draft & final SOP, Charter, Open & Closed Report format; provide support/advice for creating DSMB and defining its duties & responsibilities for the project			24	1	24	PM
Meeting #1 (PM): discussion of protocol, procedures, role & functioning of DSMB			6	1	6	PM
Meeting #1 (COA): Attendance & Minutes			8	1	8	COA
Meeting #1 (MM): discussion of protocol, procedures, role & functioning of DSMB			6	1	6	MM
Meeting #1 (BIO): discussion of protocol, procedures, role & functioning of DSMB	X					BIO
Administration		X
Distribute meeting materials			2	3	6	COA
MM: Review of protocol & related changes, SAP, minutes, reports, etc.			16	1	16	MM
BIO: Review of protocol & related changes, SAP, minutes, reports, etc.	X					BIO
Board Member Participation & Evaluation		X
MM x 2: Meetings #2 (closed) & #3 (open) by teleconference			12	2	24	MM
BIO: Meetings #2 (closed) & #3(open) by teleconference	X					BIO
Preparation of Open & Closed minutes (non-CRO personnel)			8	2	16	COA
BIO: preparation of Open & Closed reports	X					BIO
DM: preparation of database extract for Open & Closed reports	X					DM
Data Management	N/A
Biostatistical Services	N/A
Data Management – Licenses and Fees	N/A

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

6. Estimate

Based on the information provided, we have prepared an estimate which we feel is reasonable at this time. Please be assured that Allphase Clinical Research strives to economize appropriately whenever possible. Based on the preceding section of this proposal, the following labour costs have been estimated, in Canadian dollars. Travel related expenses are to be reimbursed by the client separately. Allphase reserves the right to revise this estimate if the assumptions provided herein change. Once executed, revisions to this Work Order will be documented using a Scope Change process. If the accumulated Scope Change value exceeds 10% of the estimated labour total, a Change Order will be processed.

6 a. Summary – Client Template

YM BioSciences Inc.	5045 Orbitor Drive, Building 11, Suite 400 Mississauga, Ontario, Canada L4W 4Y4 Telephone: 905.629.9761 Facsimile: 905.629.4959 Website: www.ymbiosciences.com

CRO-Estimated Project Cost Outline
Executive Summary

CRO Name: Allphase Clinical Research Inc.
Project: Palliative Radiotherapy
Date: 10DEC2008

Project Start-up/Initiation:	Cost

CRF Design	Included under DM estimate

Grant Payment Administration	36,050.00

Critical Document Collection/TMF Set-up/QA/Site ID & Feasibility	21,381.25

Monitoring Plan/CRA manual	2,000.00

Site Binders/Study Procedures (reference) Manual	1,200.00

Sub-Total:	$60,631.25

Investigator Meeting:	Cost

Investigator meeting set-up/Coordination	12.575.00

Investigator meeting preparation/Attendance	18,710.00

Sub-Total:	$31,285.00

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Clinical Site Monitoring and Site Management:	Cost

Project team training/Familiarization	10,380.00

Site Selection Visits	0.00

Site Initiation Visits	34,200.00

Interim Site Monitoring Visits	533,232.00

Interim Site Monitoring Visits (follow-up)	included in above

Site Close-out Visits	41,400.00

Site Interaction (Telephone Contact)	120,600.00

Query Management	included in site visits

Essential Document/Site file Maintenance	included in site visits

Trial Master File reconciliations	included in site visits

Clinical Monitoring Oversight (PM)	25,800.00

Project Kick-off meeting	7,160.00

Mid-Study project team meeting	7,160.00

Teleconferences with YM BioSciences	34,780.00

Internal Team Meetings	7,400.00

Sub-Total:	$822,112.00

Medical Management:	Cost

Project Team training/Familiarization	1,400.00

Medical Monitoring (includes DSMB involvement)	60,787.50

Review of AE Coding	included under DM estimate

Annual Safety Reporting	16,800.00

Project Kick-off meeting	2,450.00

Teleconferences with YM BioSciences	7,700.00

Internal Team meetings	2,450.00

Sub-Total:	$91,588.00

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

Pharmacovigilance:	Cost

Project Team Training/Familiarization	included in Med Mgmt above

Create SAE Management Plan	3,000.00

SAE Processing	40,550.00

Safety Narratives Writing	20,700.00

SAE Reconciliation	included in Med Mgmt above

Sub-Total:	$64,250.00

Quality Assurance Site Audits:	Cost

QA Site Audits	14,400.00

Sub-Total:	$14,400.00

Project Management and Administrative Support:	Cost

Project Management and Support	414,725.00

Regulatory Document/Site File Maintenance	111,000.00

Sub-Total:	$525,735.00

Total Labour:	$1,609,991.25

Pass-Through Expenses:	$352,341.00

ACTUAL TOTAL ESTIMATED PROJECT COST:	$1,962,332.25

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

6 b. Summary – Allphase Template

Service	Resp.	Approx. # hours	Hourly Rate	TOTALS
Project Management (PM)
Pre-Study Activities	PM	1,426	$100	$142,500
Local Investigator’s Meeting	PM	97	$100	$9,700
Ethics	PM	173.75	$100	$17,375
Co-Initiation/IMV/COV	PM	96	$100	$9,600
Ad hoc meetings	PM	288	$100	$28,800
Safety - SAE	PM	116	$100	$11,550
Safety – DSMB	PM	138	$100	$13,800
Local Management	PM	1,340	$100	$134,000
Sub-Total	PM	3,674	$100	$367,375
Scientific Affairs
Pre-Study Activities	DIR	4	$120	$480
Sub-Total	DIR	4	$120	$480
Clinical Monitoring (CRA)
Pre-Study Activities	CRA	144	$90	$12,960
Local Investigator’s Meeting	CRA	104	$90	$9,360
Teleconferences	CRA	222	$90	$19,980
Training	CRA	64	$90	$5,760
Site Selection Visits	CRA	0	$90	$0
Initiation Visits	CRA	380	$90	$34,200
Interim Monitoring	CRA	5925	$90	$533,232
Close-Out Visit	CRA	460	$90	$41,400
Site Management/Interaction	CRA	1340	$90	$120,600
Sub-Total	CRA	8639	$90	$777,492
Clinical Operations Associate (COA)
Pre-Study & Specific Tasks	COA	208	$75	$15,581
Local Investigator’s Meeting	COA	107	$75	$8,025
DSMB	COA	30	$75	$2,250
General	COA	2220	$75	$166,500
Sub-Total	COA	2565	$75	$192,356
Document Management Associate (DOC)
General TMF Maintenance	DOC	1480	$75	$111,000
Sub-Total	DOC	1480	$75	$111,000
Quality Assurance (QA)
Site Audits	QA	144	$100	$14,400
TMF Audit	QA	0	#100	$0
Sub-Total	QA	144	$100	$14,400
Drug Safety - Management
Drug Safety	DS	257	$100	$25,700
Sub-Total	DS	257	$100	$25,700
Medical Monitoring
Pre-Study Activities	MM	18	$350	$6,300
Local Investigator’s Meeting	MM	12	$350	$4,200
Medical Monitoring	MM	270	$350	$94,588
DSMB	MM	46	$350	$16,100
Sub-Total	MM	346	$350	$121,188
Estimated Project Operational – Sub-Total				$1,609,991

Estimated Project Pass-Through Costs – Sub-Total				$352,341

Estimated Project - Total				$1,962,332
Estimated Project – Total/patient (Labour only)				$12,578
Estimated Project – Total/patient (Labour and pass-through)				$15,331

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

7. Estimated Pass-Through Expenses

			TOTALS (CDN)
Pass-Through Expenses		Unit Cost	# Units	Total Cost
Travel Expenses (1 Day Trip)	75%	200.00	276	$55,200
Travel Expenses (2 Day Trip)	25%	800.00	92	$73,600
Meal Expenses - day trip	per day	30.00	276	$8,280
Monitor Overnight Expenses (ie. Hotel)	per trip	200.00	184	$36,800
Meal Expenses - overnight	per trip	60.00	184	$11,040
Quality Assurance / Site Audit	per trip	1,500.00	3	$4,500
Allphase & Client Meeting Expenses	per person	600.00	12	$7,200
Miscellaneous Expenses (consumables* and communication costs) = $120 pp/month (active period)/CRA	per month	120.00	125	$15,000
Miscellaneous Expenses (consumables* and communication costs) = $120 pp/month for the entire study duration: 1PM & 1 COA	per month	120.00	69	$8,280
CRF Printing	per CRF	50.00	0	$0
Diaries in French and English		TBD
Translation		TBD
Teleconferences	per conf.	25.00	74.00	$1,850
Mailing	per letter	2.00	408.00	$816
Courier	per package	25.00	148.00	$3,700
Finance Couriers (expenses)	per package	25.00	37.00	$925
Newsletters	per newsletter	2.00	0	$0
TMF Regulatory Binders	per site	50.00	20	$1,000
Regulatory Binders	per site	50.00	20	$1,000
Study Reference Binders	per site	50.00	20	$1,000
Investigator Grants	per patient	TBD	128	$0
Ethics Committee/IRB Fees	per site	TBD	0
Insurance	per site	TBD	0
Advertising	per site	TBD	0
Pharmacy Set up fees	per site	TBD	0

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

			Sub-Total:	$230,191
Local Investigator’s Meeting
Investigator Meeting Airfare - site staff (PI business, CRC economy)	per site	1,950.00	40	$78,000
Investigator Meeting Airfare - Allphase staff (all economy)	per person	900.00	3	$2,700
Investigator Meeting Hotel - site staff (3 nights)	per person	750.00	40	$30,000
Investigator Meeting Hotel - Allphase staff (3 nights)	per person	750.00	3	$2,250
Transportation and meals	per person	200.00	46	$9,200
			Sub-Total:	$122,150
			Total	$352,341

Note: *Consumable volume limited to 500 B&W and 100 colour copies/prints per month. Excess will be billed at $0.05 per page for B&W; $0.25 per page for colour.

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

8. Payment Schedule and Terms

A deposit of 15% ($241,500 CDN) of the estimated project total is to be paid upon initiation of this contract. Detailed invoices will be submitted to Client monthly.

•	Monthly labour invoices will be issued
•	Expense invoices to be issued once original receipts have been collected from personnel.
•
Expenses related to courier, teleconferencing, and communication & consumables will be summarized on expense invoices. Original documentation will not be provided but is available for review for an additional fee (labour required to anonymize).

•	Applicable taxes on labor will be indicated on invoice.
•	Payment terms are 30 days from receipt of invoice.
•	2% per month financing fee may be applied to outstanding balance owing.
•	Sponsor authorization will be obtained if budget exceeds 10% of estimate.
•
The Client acknowledges that upon execution of the full Work Order, Allphase will dedicate personnel to this Project, on a full time or part time basis as appropriate. If after 90 days following the date of execution of this Work Order (exclusive of the letter of Intent provisions) the project is delayed for greater than 30 days for reasons beyond the control of Allphase (e.g. regulatory hold), if Client wishes to retain the assigned project team, Client agrees to pay Allphase its direct costs per assigned employee. This value will be calculated based on the average number of hours billed per individual over the preceding 3 months. This will be a daily calculation starting on day 31 post written notification of the effective date of the delay. If billable work continues during the delay period and the value of this work is at least equal to Allphase direct costs, then no additional fee will be levied. Alternately, Allphase may re-assign personnel to other Projects, or Client and Allphase may negotiate alternate arrangements to minimize the economic impact on both Parties.

9. Standard Practices

Allphase Clinical Research will manage the project using industry best practice and will endeavor to perform the work at or below cost and schedule. Please be assured that Allphase strives to economize appropriately whenever possible. The client will be consulted regarding the possibility of deviating from the scope of work defined within this proposal.

Allphase Standard Operating Procedures (SOP) or client SOPs can be used for this project.

Allphase Clinical Research is an insured and incorporated company.

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

10. Client Signatures

The details as described in the version on the Work Order referenced in the header of this document are acceptable. Any significant change in the terms or requirements of this Work Order will be managed in accordance with section 2.2 of the above referenced Master Services Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto through their duly authorized officers on the date(s) set forth below.

Agreed and accepted

YM BioSciences Inc.

Signature:	Signature:

Date: December 24, 2008	Date: January 5, 2009

Name/Title: David Allan/Chairman & CEO	Name/Title: Jeff Smith/President

I have the authority to bind the corporation.	I have the authority to bind the corporation.

If the details of this Work Order require further refining and the parties wish to initiate work on the project prior to finalizing the Work Order, the Letter of Intent of section 11of this Work Order may be executed.

CONFIDENTIAL

MSA#:	YMB07-MSA-17MAY2007	WO Version Code:	YMB08-WO4-15DEC2008-3.0
Version Date:	16DEC2008	Work Order #:	WO4

11. Letter of Intent

Further to contact regarding the "A Phase I-II clinical study of Nimotuzumab (TheraCIM-h-R3) in combination with external radiotherapy in stage IIb, III, IV NSCLC. (Phase II Portion only)" study, YM BioSciences (YMB) confirms the intent to place a contract with ALLPHASE Clinical Research Inc. (ALLPHASE) for clinical services in relation to this project.

As the above referenced Work Order for this project is being negotiated between YMB and ALLPHASE, YMB authorises ALLPHASE to begin the necessary preparations for the project upon written approval of individual tasks.

YMB will prepay 15% equal to $241,500 Canadian dollars of the estimated project total under this Letter of Intent. It is understood that ALLPHASE will not make any financial commitments extending beyond the above mentioned value, before a signed Work Order has been executed by the parties. The prepaid amount under this Letter of Intent will be reconciled against subsequent payments for this study as agreed in the final contract.

ALLPHASE agrees that all information disclosed under this Letter of Intent is confidential and property of YMB and agrees not to disclose or use such information without prior written approval of YMB.

In the event that no final contract can be executed between YMB and ALLPHASE by 31 January 2009, ALLPHASE shall remit YMB the amount already paid having deducted any fees or expenses already incurred by ALLPHASE at the time of such decision. YMB shall have the right to audit ALLPHASE records regarding this project.

This Letter of intent is to be signed by the parties.

Agreed and accepted	Agreed and accepted

YM BioSciences Inc.	ALLPHASE Clinical Research Inc.

Date: December 24, 2008	Date: January 5, 2009

Signature:	Signature:

Name/Title: David Allan/Chairman & CEO	Name/Title: Jeff Smith/President
I have the authority to bind the corporation.

Date:

Signature:

Name/Title:

We have the authority to bind the corporation.

CONFIDENTIAL